Exhibit 5

INTERNAL REVENUE SERVICE DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH  45201

Dated:  August 2, 1995            Employer Identification Number:
                                    38-2378932
CITIZENS BANKING CORPORATION      File Folder Number:
C/O RICHARD M. MATTHEWS, ESQ.       380011704
DYKEMA GOSSETT PLLC               Person to Contact:
400 RENAISSANCE CENTER              TODD HILGEFORT
DETROIT, MI  48243-1668           Contact Telephone Number:
                                    (513) 684-3079
                                  Plan Name:
                                    AMENDED AND RESTATED SECTION 401K
                                    PLAN
                                    Plan Number: 002


Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.


         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated June 19, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

         This determination is also subject to your adoption of the proposed amendments submitted in your letter(s) dated June 30, 1995. The proposed amendments should also be adopted on or before the date prescribed by the regulations under Code Section 401(b).

         This determination letter is applicable for the amendment(s) adopted on December 22, 1994.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                   Sincerely yours,


                                /S/ C. Ashley Bullard
                                ----------------------
                                C. Ashley Bullard
                                District Director

Enclosures
Publication 794
Addendum

CITIZENS BANKING CORPORATION

This plan satisfies the requirements of Code section 409.